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                                                                    EXHIBIT 23.4

                    [MAZARS PAARDEKOOPER HOFFMAN LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Amendment no. 1 to Registration Statement No. 333-128042 on Form F-4 of our report dated March 21, 2005, relating to the financial statements of BEA Hotels N.V. appearing in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is a part of this Registration Statement.

Amsterdam, September 19, 2005

/s/ MAZARS PAARDEKOOPER HOFFMAN

F.D.N. Walta RA